UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FABRINET
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fabrinet Shareholder:

Fabrinet’s Board of Directors has decided to recommend an additional proposal for shareholder approval at Fabrinet’s 2011 Annual Meeting of Shareholders (the “Annual Meeting”), to be held on Monday, December 12, 2011. The new proposal would amend our 2010 Performance Incentive Plan (the “2010 Plan”) to add an “evergreen” provision that provides for a limited, annual automatic increase to the maximum number of ordinary shares that may be delivered under the 2010 Plan. Because this proposal was not described in our Proxy Statement dated October 21, 2011, we are providing additional information in the enclosed Supplement to Proxy Statement and an amended proxy card or voting instruction card to allow shareholders to vote on this proposal (Proposal Five).

You may vote on all five proposals by one of the alternatives described in the accompanying Supplement. The receipt of your new proxy or voting instructions will revoke and supersede any proxy or voting instructions previously submitted. If you have already voted and do not submit new voting instructions, your previously submitted proxy or voting instructions will be voted at the Annual Meeting with respect to all other proposals but will not be counted in determining the outcome of the newly added proposal to amend Fabrinet’s 2010 Performance Incentive Plan.

Your vote is important. Please read the Proxy Statement that was previously made available to shareholders and the Supplement in their entirety, as together they contain information that is important to your decisions in voting at the Annual Meeting. For specific instructions on how to vote your shares, please follow the procedures outlined in the Notice of Internet Availability of Proxy Materials previously sent to you or refer to the section in the Supplement entitled “Questions and Answers About the Annual Meeting and Procedural Matters.”

Thank you for your ongoing support of Fabrinet.

Sincerely,

/s/ David T. Mitchell

David T. Mitchell
Chief Executive Officer and Chairman of the Board of Directors

Palo Alto, California

November 14, 2011

AMENDED NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

Dear Fabrinet Shareholder:

Notice is hereby given that the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Fabrinet, a Cayman Islands exempted company (“Fabrinet” or the “Company”), will be held on Monday, December 12, 2011, at 2:00 p.m., Pacific time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304, for the following purposes:

1.	To elect three Class II directors recommended by the Board of Directors to serve for a term of three years or until their respective successors have been duly elected and qualified.

2.	To hold an advisory vote regarding the compensation paid to our named executive officers.

3.	To determine, on an advisory basis, the frequency with which shareholders will participate in future advisory votes on executive compensation.

4.	To ratify the appointment of PricewaterhouseCoopers ABAS Ltd. as Fabrinet’s independent registered public accounting firm for the fiscal year ending June 29, 2012.

5.	To approve an amendment to Fabrinet’s 2010 Performance Incentive Plan to add an “evergreen” provision that provides for a limited annual automatic increase to the maximum number of ordinary shares that may be delivered under the plan.

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The preceding items of business are more fully described in the Company’s Proxy Statement, with the exception of Proposal Five, which is described in the accompanying Supplement to Proxy Statement. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. Only shareholders of record at the close of business on October 4, 2011, are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments of the meeting. We expect to mail this Supplement to Proxy Statement and the Amended Notice of 2011 Annual Meeting of Shareholders on or about November 14, 2011.

By Order of the Board of Directors,

/s/ David T. Mitchell

David T. Mitchell
Chief Executive Officer and Chairman of the Board of Directors

Palo Alto, California

November 14, 2011

SUPPLEMENT TO PROXY STATEMENT

FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

-i-

FABRINET

Walker House

87 Mary Street

George Town

Grand Cayman

KY1-9005

Cayman Islands

SUPPLEMENT TO

PROXY STATEMENT

FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

This Supplement to Proxy Statement (this “Supplement”) and the Amended Notice of 2011 Annual Meeting of Shareholders supplement the Notice of 2011 Annual Meeting of Shareholders and Proxy Statement, each dated October 21, 2011, previously made available to our shareholders in connection with the solicitation of proxies for use at our 2011 Annual Meeting of Shareholders (the “Annual Meeting”), to be held on Monday, December 12, 2011, at 2:00 p.m., Pacific time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in the Proxy Statement and this Supplement.

This Supplement is being furnished to provide information related to a newly added proposal that the Board of Directors has recommended for shareholder approval at the Annual Meeting (“Proposal Five”), which would amend our 2010 Performance Incentive Plan (the “2010 Plan”) to add an “evergreen” provision that provides for a limited, annual automatic increase to the maximum number of ordinary shares that may be delivered under the 2010 Plan.

This Supplement does not provide all of the information that is important to your decisions in voting at the Annual Meeting. Additional information is contained in the Proxy Statement for our Annual Meeting that was previously made available to our shareholders. If you previously received a Notice of Internet Availability of Proxy Materials, which we mailed on or about October 24, 2011, you may view the Proxy Statement, Fabrinet’s Annual Report to Shareholders, this Supplement, the amended proxy card, and the Amended Notice of 2011 Annual Meeting of Shareholders at www.proxyvote.com.

The amended proxy card or voting instruction card enclosed with this Supplement differs from the proxy card or voting instruction card previously furnished to you with the Proxy Statement dated October 21, 2011, in that the enclosed proxy card or voting instruction card includes the additional Proposal Five. You may vote on all five proposals by submitting the amended proxy card or voting instruction card enclosed with this Supplement or submitting a proxy via the Internet or by telephone by following the procedures on your amended proxy card or voting instruction card. The receipt of your new proxy or voting instructions will revoke and supersede any proxy or voting instructions previously submitted. If you have already voted and do not submit new voting instructions, your previously submitted proxy or voting instructions will be voted at the Annual Meeting with respect to all other proposals but will not be counted in determining the outcome of the newly added proposal to amend Fabrinet’s 2010 Performance Incentive Plan.

Except for the addition of Proposal Five and the Supplement to Information about Directors and Director Nominees regarding Dr. Ta-lin Hsu’s decision to remain a member of the Board of Directors, this Supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	How can I obtain electronic access to the proxy materials?

A:	You may view the Proxy Statement, Fabrinet’s Annual Report to Shareholders, this Supplement, the amended proxy card, and the Amended Notice of 2011 Annual Meeting of Shareholders at www.proxyvote.com.

The Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), which we mailed on or about October 24, 2011, provides you with instructions regarding how to:

•	View the proxy materials for the Annual Meeting on the Internet; and
•	Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice of Internet Availability or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or nominee; please refer to the voting instructions provided to you by your broker, bank or nominee.

By Internet – Shareholders of record with Internet access may submit proxies until 11:59 p.m., Eastern time, on December 11, 2011, by following the “Vote by Internet” instructions described in the Notice of Internet Availability or by following the instructions at www.proxyvote.com. Most Fabrinet shareholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. If you are a beneficial owner, please check the voting instructions provided by your broker, trustee or nominee for information regarding Internet voting availability.

By telephone – Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice of Internet Availability or the voting instructions provided by your broker, bank or nominee explaining this procedure.

By mail –If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. No postage is required if mailed in the United States.

For more information regarding the difference between holding shares as a shareholder of record and as a beneficial owner, please consult the Proxy Statement.

Q:	What proposals will be voted on at the Annual Meeting?

A:	The proposals scheduled to be voted on at the Annual Meeting are:

•	The election of three Class II directors recommended by the Board of Directors to serve for a term of three years or until their respective successors are duly elected and qualified;

•	An advisory vote regarding the compensation paid to our named executive officers;

•	An advisory vote regarding the frequency with which shareholders will participate in future advisory votes on executive compensation;

•	The ratification of the appointment of PricewaterhouseCoopers ABAS Ltd. as Fabrinet’s independent registered public accounting firm for the fiscal year ending June 29, 2012; and

•

The approval of an amendment to our 2010 Plan to add an “evergreen” provision that provides for a limited annual automatic increase to the maximum number of ordinary shares that may be delivered under the 2010 Plan.

Q:	What is the voting requirement to approve Proposal Five and how are votes counted?

A:	The affirmative vote of a majority of the votes cast is required for the approval of an amendment to our 2010 Plan to add an “evergreen” provision that provides for a limited annual automatic increase to the maximum number of ordinary shares that may be delivered under the 2010 Plan (Proposal Five). You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions have the same effect as votes against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of voting results on this proposal. All shares entitled to vote and represented by properly submitted proxies received prior to the Annual Meeting (and not revoked) will be voted at the Annual Meeting in accordance with the instructions indicated by such proxy. If no instructions are indicated on such proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares:

•	“FOR” each of the three nominees recommended by the Board of Directors for election as Class II directors (Proposal One);

•	“FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers (Proposal Two);

•	for every “1 YEAR” as the frequency of holding future advisory votes on executive compensation (Proposal Three);

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers ABAS Ltd. as Fabrinet’s independent registered public accounting firm for the fiscal year ending June 29, 2012 (Proposal Four); and

•

“FOR” the approval of an amendment to our 2010 Plan to add an “evergreen” provision that provides for a limited annual automatic increase to the maximum number of ordinary shares that may be delivered under the 2010 Plan (Proposal Five).

Q:	Can I change my vote?

A:	Subject to any rules your broker, bank or nominee may have, you may change your vote at any time before your proxy is voted at the Annual Meeting.

If you are the shareholder of record, you may change your vote (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each method), (2) by providing a written notice of revocation to our Corporate Secretary, c/o Fabrinet USA, Inc., 4104 24th Street, Suite 345, San Francisco, California 94114 prior to your shares being voted, or (3) by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may change your vote by (1) submitting new voting instructions to your broker, bank or nominee, or (2) if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

PROPOSAL FIVE

APPROVAL OF AN AMENDMENT TO

FABRINET’S 2010 PERFORMANCE INCENTIVE PLAN

General

We are asking our shareholders to approve an amendment to our 2010 Performance Incentive Plan (the “2010 Plan”) to increase the maximum number of ordinary shares that may be delivered under the 2010 Plan. Pursuant to the proposed amendment, the number of ordinary shares that may be delivered under the 2010 Plan will be increased on the first day of each fiscal year of Fabrinet beginning with the 2013 fiscal year and ending on the earlier of the termination of the 2010 Plan or with the 2022 fiscal year, in an amount equal to the least of (1) 2,000,000 ordinary shares, (2) 4% of the outstanding ordinary shares on the last day of the immediately preceding Fabrinet fiscal year, or (3) such number of ordinary shares determined by our Board of Directors. In November 2011, the Compensation Committee of our Board of Directors approved an amendment to the 2010 Plan, subject to approval from our shareholders at the Annual Meeting. Our 2013 fiscal year is currently scheduled to begin on June 30, 2012, and our 2022 fiscal year is currently scheduled to begin on June 26, 2021.

We believe that the approval of the amendment to the 2010 Plan is essential to our continued success as our employees are our most valuable assets and the awards permitted to be granted under the 2010 Plan are vital to our ability to attract and retain outstanding individuals in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate our employees to achieve our company goals. Our Board of Directors believes that the approval of the amendment to the 2010 Plan is in the best interests of Fabrinet and our shareholders.

The following is a summary of the principal features of the 2010 Plan, as amended, and its operation. The summary is qualified in its entirety by reference to the 2010 Plan itself set forth in Appendix A.

Summary of the 2010 Performance Incentive Plan

General

The purpose of the 2010 Plan is to promote our success and to increase shareholder value by providing an additional means of compensation through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. Awards under the 2010 Plan may be in the form of share options, share appreciation rights (“SARs”), restricted shares, share bonuses, performance shares, share units, phantom shares, dividend equivalents and other similar rights to purchase or acquire our ordinary shares. Employees, officers, directors and consultants that provide services to us or one of our subsidiaries are eligible to receive awards under the 2010 Plan. As of September 30, 2011, we had approximately 6,400 full-time employees and seven non-employee directors, who would be eligible to receive awards under the 2010 Plan.

Administration of the 2010 Plan

Our Board of Directors, or a committee of directors appointed by the board, has the authority to administer the 2010 Plan (the “Plan Administrator”). The Plan Administrator has broad authority to:

•	determine eligibility;

•	select eligible participants and determine the types of awards that they are to receive;

•	determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	approve the form of award agreements;

•	cancel, modify or waive our rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

•	construe and interpret the terms of the 2010 Plan;

•	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•

subject to the other provisions of the 2010 Plan, make certain adjustments to an outstanding award (provided that no such adjustment may constitute a repricing of any option or SAR unless approved by our shareholders) and authorize the conversion, succession or substitution of an award;

•

allow the purchase price of an award or ordinary shares to be paid by means of any lawful consideration as the Plan Administrator determines, including in the form of cash, check or electronic funds transfer, by the delivery of already-owned ordinary shares or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Plan Administrator may authorize; and

•	determine the fair market value of an ordinary share.

The Plan Administrator also may establish sub-plans under the 2010 Plan to specify the terms and conditions of awards granted to service providers outside of the United States. Actions taken by us or the Plan Administrator with respect to the 2010 Plan will be conclusive and binding upon all persons.

Number of Ordinary Shares Available Under the 2010 Plan

A total of 2,000,000 of our ordinary shares have been authorized for issuance with respect to awards granted under the 2010 Plan, plus any shares subject to share options under our 1999 Share Option Plan (the “1999 Plan”) outstanding as of June 24, 2010, that expire, are canceled or terminate after June 24, 2010, without being exercised. We are asking shareholders to approve an amendment to the 2010 Plan that will increase the number of ordinary shares that may be issued under the 2010 Plan. If our shareholders approve the amendment to the 2010 Plan, the maximum number of ordinary shares that may be delivered under the 2010 Plan will be increased on the first day of each fiscal year of Fabrinet beginning with the 2013 fiscal year and ending on the earlier of the termination of the 2010 Plan or with the 2022 fiscal year, in an amount equal to the least of (1) 2,000,000 ordinary shares, (2) 4% of the outstanding ordinary shares on the last day of the immediately preceding Fabrinet fiscal year, or (3) such number of ordinary shares determined by our Board of Directors (the “Annual Increase”). The maximum number of ordinary shares that may be delivered pursuant to incentive stock options granted under the 2010 Plan would be 2,000,000 shares, plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any additional ordinary shares that become available for issuance under the 2010 Plan pursuant to the Annual Increase.

Only the actual number of shares issued pursuant to an award will reduce the number of shares available for issuance under the 2010 Plan. Awards settled in cash or a form other than ordinary shares will not reduce the number of shares available for issuance under the 2010 Plan. Shares subject to awards that expire or are canceled or terminated, forfeited, fail to vest, or are not paid or delivered under the 2010 Plan will be available for subsequent awards under the 2010 Plan. Shares exchanged or withheld by us as payment of the exercise price of awards or related tax withholding obligations will be available for subsequent awards under the 2010 Plan. Shares deliverable under the 2010 Plan will be our authorized but unissued ordinary shares.

The number and kind of shares available under the 2010 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, will be subject to equitable and proportionate adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, share splits, share dividends or other similar, unusual or extraordinary corporate transaction affecting our ordinary shares.

Share Options and SARs

Each award of share options and SARs granted under the 2010 Plan will be evidenced by a written or electronic award agreement between us and the award recipient that specifies the terms and conditions of the award.

The exercise prices of share options and the base prices of SARs granted under the 2010 Plan will not be less than the fair market value of our ordinary shares on the date of grant. Incentive stock options may be granted only to employees and, as to any 10% owner of our ordinary shares on the date of grant, must have an exercise price that is at least 110% of the fair market value of our ordinary shares. The maximum term of share options and SARs is 10 years, except that incentive stock options granted to any 10% owner of our ordinary shares may have a maximum term of 5 years.

Generally, the fair market value of our ordinary shares is the last price (in regular trading) for an ordinary share as provided by the Financial Industry Regulatory Authority (“FINRA”) through the NYSE, or if no sales of our ordinary shares were reported on such date in question, such last price with respect to the next preceding day on which sales were reported for our ordinary shares. However, the Plan Administrator may provide that the fair market value is equal to the last price for an ordinary share on the last trading day preceding the date in question or the average of the high and low trading prices of an ordinary share. On November 10, 2011, the closing price of our ordinary shares on the NYSE was $14.12 per share.

Restricted Shares and Other Awards

Restricted share awards can be issued for nominal or the minimum lawful consideration. These and other awards may also be issued solely or in part for services. Awards are generally paid in cash or our ordinary shares. Each award will be evidenced by a written or electronic award agreement between us and the award recipient that specifies the terms and conditions of the award.

Deferrals

The Plan Administrator may provide for the deferred payment of awards and may determine the terms applicable to deferrals.

Transferability of Awards

Awards under the 2010 Plan generally will not be transferable other than by will or the laws of descent and distribution, and may be exercised only by the award holder during his or her lifetime, except that the Plan Administrator may authorize certain transfers for tax or estate planning purposes.

Merger or Other Corporation Transaction

In the event of a merger, consolidation, sale of substantially all of our assets or any other similar transaction in which we do not survive (or do not survive as a public company in respect of our ordinary shares), the Plan Administrator may allow for a cash payment in settlement of, or for the assumption, substitution or exchange of awards or cash, securities or property to be delivered to the award holder based on the consideration payable to shareholders upon such transaction. If the Plan Administrator has not made such provision, then each award granted under our 2010 Plan generally will become fully vested and will terminate at the time of such transaction, provided that holders of share options and SARs are given reasonable advance notice and reasonable opportunity to exercise their awards. However, a transaction will not be deemed to occur with respect to award holders who are subject to U.S. income taxation unless the transaction qualifies as a “change in control” within the meaning of Internal Revenue Code Section 409A.

Unless expressly set forth otherwise in the award agreement or other agreement entered into between the award holder and us or a severance program sponsored by us, awards will not accelerate vesting if doing so will result in the non-deductibility of the awards for Fabrinet under Internal Revenue Code Section 280G (i.e., golden parachute payments).

Amendment and Termination of the 2010 Plan

Our Board of Directors may amend or terminate the 2010 Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to an award holder without the consent of such award holder. Plan amendments will be submitted to shareholders for their approval to the extent required by or advisable under applicable law or any applicable listing agency. The 2010 Plan is not exclusive—our Board of Directors and the Compensation Committee may grant equity and performance incentives or other compensation, in shares or cash, under other plans or authority.

The 2010 Plan will terminate in June 2020, unless earlier terminated by our Board of Directors. However, the Plan Administrator will retain its authority until all outstanding awards are exercised or terminated.

Plan Benefits

Subject to the share limits under the 2010 Plan, the amount and timing of awards granted under the 2010 Plan are determined in the sole discretion of the Plan Administrator and, therefore, cannot be determined in advance. The future awards that would be received under the 2010 Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

Summary of U.S. Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Fabrinet of equity awards granted under the 2010 Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of Fabrinet is subject to tax withholding by Fabrinet. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Share Appreciation Rights

No taxable income is reportable when a share appreciation right with an exercise price equal to the fair market value of the underlying share on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Other Awards

A participant generally will not have taxable income at the time an award of restricted shares, share units, performance shares, phantom shares, dividend equivalents, or share bonuses are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted share award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Tax Effect for Fabrinet

Fabrinet generally will be entitled to a tax deduction in connection with an award under the 2010 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance.

Section 409A

Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the 2010 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states such as California have adopted similar provisions.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2010 PLAN AND DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. JURISDICTION IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the amendment of our 2010 Performance Incentive Plan to increase the maximum number of ordinary shares that may be delivered under the 2010 Plan on the first day of each fiscal year of Fabrinet beginning with the 2013 fiscal year and ending on the earlier of the termination of the 2010 Plan or with the 2022 fiscal year, in an amount equal to the least of (1) 2,000,000 ordinary shares, (2) 4% of the outstanding ordinary shares on the last day of the immediately preceding Fabrinet fiscal year, or (3) such number of ordinary shares determined by the Board of Directors.

SUPPLEMENT TO INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

As previously reported, Dr. Ta-lin Hsu informed Fabrinet’s Board of Directors that he intended to resign from the Board of Directors, effective November 3, 2011. However, on November 1, 2011, Dr. Hsu informed Fabrinet’s Board of Directors that after further consideration, he decided to withdraw his letter of resignation and remain a member of the Board of Directors. As a Class III director, Dr. Hsu’s current term will expire at the Annual Meeting of Shareholders to be held in 2012 or when his successor has been duly elected and qualified.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Palo Alto, California
November 14, 2011

APPENDIX A

FABRINET

2010 PERFORMANCE INCENTIVE PLAN

(As amended December 20, 2010 [and December [12], 2011])

1.	PURPOSE OF PLAN

The purpose of this Fabrinet 2010 Performance Incentive Plan (this “Plan”) of Fabrinet, an exempted company formed under the laws of the Cayman Islands (the “Company”), is to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Company or the Company’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company; and “Board” means the Board of Directors of the Company.

3.	PLAN ADMINISTRATION

3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board, including the compensation committee, or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by the Companies Law (2004 Revision) of the Cayman Islands and any other applicable law, to one or more officers of the Company, its powers under this Plan (a) to designate the officers and employees of the Company and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Amended and Restated Memorandum and Articles of Association of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable securities exchange, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.7.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.7.5;

(g)	adjust the number of Ordinary Shares (as defined in Section 4.1 below) subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.7, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by shareholders) shall such an adjustment constitute a repricing (i.e. a reduction by amendment, cancellation and regrant, exchange or other means including an exchange for cash or another award) of the per share exercise or base price of any option or share appreciation right;

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.7) rights under awards in cash, shares of equivalent value, or other consideration, provided, however, that in no case without shareholder approval shall the Corporation effect a “repricing” of a share option or share appreciation right granted under this Plan by purchasing the option or share appreciation right at a time when the exercise or base price of the award is greater than the fair market value of an Ordinary Share; and

(k)	determine the fair market value of the Ordinary Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3	Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.	ORDINARY SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the shares that may be delivered under this Plan shall be the Company’s authorized but unissued Ordinary Shares. For purposes of this Plan, “Ordinary Shares” shall mean the ordinary shares of the Company and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2

Share Limits. The maximum number of Ordinary Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of (1) two million (2,000,000) shares, plus (2) the number of any shares subject to options granted under the Fabrinet 1999 Share Option Plan and outstanding on the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Registration Date”), which expire, or for any reason are cancelled or terminated, on or after the Registration Date without being exercised. The Share Limit will be increased on the first day of each fiscal year of the Company beginning with the 2013 fiscal year of the Company and ending on the earlier of the termination of the Plan or with the 2022 fiscal year of the Company, in an amount equal to the least of (1) two million (2,000,000) Ordinary Shares, (2) four percent (4%) of the outstanding Ordinary Shares on the last day of the immediately preceding fiscal year of the Company, or (3) such number of Ordinary Shares determined by the Board (the “Annual Increase”). The maximum number of Ordinary Shares that may be delivered pursuant to options qualified as incentive stock options (within the meaning of Code Section 422) granted under this Plan is two million (2,000,000) shares, plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any additional Ordinary Shares that become available for issuance under the Plan pursuant to the Annual Increase. Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.11.

4.3	Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award granted under this Plan is settled in cash or a form other than Ordinary Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that Ordinary Shares are delivered in respect of a dividend equivalent right granted under this Plan, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that Ordinary Shares are delivered pursuant to the exercise of a share appreciation right or share option granted under this Plan, only Shares actually issued pursuant to a share appreciation right or share option will cease to be available under the Plan; all remaining shares under share appreciation rights or share option will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan, shall be available for subsequent awards under this Plan. Refer to Section 8.11 for application of the foregoing share limits with respect to assumed awards.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Company shall at all times reserve a number of Ordinary Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of share appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Share Options. A share option is the grant of a right to purchase a specified number of Ordinary Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified share option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified share option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of an Ordinary Share on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of shares with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Ordinary Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Company or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified share options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Ordinary Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Company or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of shares of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Ordinary Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, unless the exercise price of such option is at least 110% of the fair market value of the shares subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

5.1.3 Share Appreciation Rights. A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Ordinary Shares, equal to the excess of the fair market value of a specified number of Ordinary Shares on the date the SAR is exercised over the “base price” of the SAR, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of an Ordinary Share on the date of grant of the SAR. The maximum term of an SAR shall be ten (10) years.

5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) share bonuses, restricted shares, performance shares, share units, phantom shares, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Ordinary Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Ordinary Shares and/or returns thereon.

5.2	Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Company by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Company (other than the particular award recipient) to execute any or all award agreements on behalf of the Company. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.3	Deferrals and Settlements. Payment of awards may be in the form of cash, Ordinary Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4	Consideration for Ordinary Shares or Awards. The purchase price for any award granted under this Plan or the Ordinary Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Company, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	if approved by the Administrator, the delivery of previously owned Ordinary Shares;

•	if approved by the Administrator, by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

if approved by the Administrator, subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Ordinary Shares used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company.

5.5

Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for an Ordinary Share as furnished by the Financial Industry Regulatory Authority (the “FINRA”) through any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, or another applicable listing agency (the “Stock Market”) for the date in question or, if no sales of Ordinary Shares were reported on the Stock Market on that date, the last price (in regular trading) for an Ordinary Share as furnished through the Stock Market for the next preceding day on which sales of Ordinary Shares were reported by the FINRA. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price for an Ordinary Share as furnished by the FINRA through the Stock Market on the last trading day preceding the date in question or the average of the high and low trading prices of an Ordinary Share as furnished by the FINRA through the Stock Market for the date in question or the most recent trading day. If the Ordinary Shares are no longer listed or is no longer actively traded on the Stock Market as of the applicable date, the fair market value of the Ordinary Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6	Transfer Restrictions.

5.6.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, family members (or trusts or other entities on their behalf) or charitable organizations or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a)	transfers to the Company (for example, in connection with the expiration or termination of the award),

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.7	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, that may be different than the terms and conditions of the Plan, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1

General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan

(unless a contract or the award otherwise provides) of whether the participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless the express policy of the Company or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. Further, for purposes of ISOs, no such leave may exceed three months, unless reemployment upon expiration of such leave is guaranteed by contract or law. If reemployment, upon expiration of a leave of absence approved by the Company or one of its Subsidiaries or the Administrator, is not so guaranteed, then six months following the first day of such leave, any ISO held by such participant will cease to be treated as an ISO and will be treated for U.S. tax purposes as a nonstatutory stock option. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3	Effect of Change of Subsidiary Status. Except as otherwise permitted by the Administrator, for purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Company a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION

7.1	Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Ordinary Shares; or any exchange of Ordinary Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Ordinary Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Ordinary Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Ordinary Shares (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2	Corporate Transactions - Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Ordinary Shares or other securities of the Company; a sale of all or substantially all the business, stock or assets of the Company; a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Ordinary Shares); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Ordinary Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) subject to Section 7.4 and unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all restricted shares then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Notwithstanding the foregoing, to the extent a participant is subject to U.S. income taxation, a transaction will not be deemed to occur under this Section 7.2 unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code (“Section 409A”), as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3	Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 and/or 7.4 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.4	Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall any award or payment be accelerated under this Plan to an extent or in a manner so that such award or payment, together with any other compensation and benefits provided to, or for the benefit of, the participant under any other plan or agreement of the Company or any of its Subsidiaries, would not be fully deductible by the Company or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the Company will (without any input from the participant) designate the order in which such parachute payments will be reduced or modified so that the Company or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Company or one of its Subsidiaries, or is a participant in a severance program sponsored by the Company or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), or the applicable award agreement includes such provisions, the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to the awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Company or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.	OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Ordinary Shares and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3

No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Ordinary Shares, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of Ordinary Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company or one of its Subsidiaries shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of Ordinary Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6	Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each award agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an award or payment, or the settlement or deferral thereof, is subject to Section 409A the award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

8.7	Effective Date, Termination and Suspension, Amendments.

8.7.1 Effective Date. This Plan is effective as of the Registration Date. This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the adoption of the Plan by the Board. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the adoption of the Plan by the Board. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.7.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.7.3 Shareholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or pursuant to any repricing under Sections 3.2(g) and 3.2(j), or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

8.7.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.7.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.7.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.7.

8.8	Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of share ownership as to any Ordinary Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.9	Governing Law; Construction; Severability.

8.9.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California.

8.9.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9.3 Plan Construction. It is the intent of the Company that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

8.10	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.11	Share-Based Awards in Substitution for Share Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee share options, SARs, restricted shares or other share-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the shares or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Ordinary Shares in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.12	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Ordinary Shares, under any other plan or authority.

8.13	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference shares ahead of or affecting the shares (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

8.14	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold fabrinet WALKER HOUSE 87 MARY STREET GEORGE TOWN, GRAND CAYMAN KY1-9005, CAYMAN ISLANDS authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000117180_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Thomas F. Kelly 02 Dr. Frank H. Levinson 03 Virapan Pulges VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 Approval, on an advisory basis, of the compensation paid to our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 3 Approval, on an advisory basis, of the frequency of holding future advisory votes on executive compensation. The Board of Directors recommends you vote FOR proposals 4 and 5. For Against Abstain 4 Ratification of the appointment of PricewaterhouseCoopers ABAS Ltd. as Fabrinet’s independent registered public accounting firm for the fiscal year ending June 29, 2012. 5 To approve an amendment to Fabrinet’s 2010 Performance Incentive Plan to add an “evergreen” provision that provides for a limited annual automatic increase to the maximum number of ordinary shares that may be delivered under the plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . FABRINET Annual Meeting of Shareholders December 12, 2011 2:00 PM This proxy is solicited by the Board of Directors The undersigned shareholder of Fabrinet hereby appoints David T. Mitchell and Mark J. Schwartz, and each of them, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Shareholders of Fabrinet to be held on December 12, 2011 at 2:00 p.m., Pacific time, at the offices of Wilson Sonsini Goodrich & Rosati, located at 650 Page Mill Road, Palo Alto, California 94304, and at any adjournments or postponements thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof. CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE 0000117180_2 R1.0.0.11699